Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock of Clearwire Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 29th day of May, 2012.

CREST FINANCIAL LIMITED
by	/s/ Pamela E. Powers
Name: Pamela E. Powers
Title: Executive Vice President, Secretary and Treasurer

CREST INVESTMENT COMPANY
by	/s/ Pamela E. Powers
Name: Pamela E. Powers
Title: Executive Vice President, CFO and Treasurer

JAMAL AND RANIA DANIEL REVOCABLE TRUST
by	/s/ Jamal Daniel
Name: Jamal Daniel
Title: Trustee

JAMAL DANIEL
by	/s/ Jamal Daniel
Name: Jamal Daniel

RANIA DANIEL
by	/s/ Rania Daniel
Name: Rania Daniel

DTN LNG, LLC
by	/s/ Pamela E. Powers
Name: Pamela E. Powers
Title: Manager, President, Secretary and Treasurer

DTN INVESTMENTS, LLC
by	/s/ Pamela E. Powers
Name: Pamela E. Powers
Title: Manager, President, Secretary and Treasurer

DARIA DANIEL TRUST
by	/s/ John M. Howland
Name: John M. Howland
Title: Trustee

THALIA DANIEL TRUST
by	/s/ John M. Howland
Name: John M. Howland
Title: Trustee

NAIA DANIEL TRUST
by	/s/ John M. Howland
Name: John M. Howland
Title: Trustee

JOHN M. HOWLAND
by	/s/ John M. Howland
Name: John M. Howland

ERIC E. STOERR
by	/s/ Eric E. Stoerr
Name: Eric E. Stoerr